Exhibit 99.2

10868 189th Street Council Bluffs, IA 51503 Phone: 712-366-0392 Fax: 712-366-0394

December 2015

Members and Friends:

Everyone at SIRE wishes you and your family a safe and wonderful holiday season, and we are looking forward to a fruitful 2016. You will receive several things in the mail over the next several months. In late December, you will receive a letter with the estimated K-1 results. Also watch for the notice regarding our Annual Member Meeting and Proxy information. When you receive the Proxy Card with return envelope, please mail it as soon as possible to ensure your representation at the meeting. The Annual Report and Annual Meeting Materials will be posted on our website about December 18, 2015. You will also be able to request a copy of the materials to be mailed to you. You can always resubmit your vote if you elect to attend the Annual Meeting. The meeting is scheduled February 12, 2016 at 1:00 p.m. at the Treynor Community Center in Treynor, IA.

Safety Our Safety Committee meets monthly; the group has representation from each department. Over this past year, its members have become a great team, actively working to identify conditions and behaviors which need addressing to improve safety in our plant. This last month, the committee summarized the accomplishments of the past twelve months, listing all the areas, conditions and behaviors that have been addressed. We continue to address safety daily in all of our tasks, and with all of our vendors. As of October 23, 2015, we have worked over six years without a lost time day accident.

Financials On Wednesday, December 2, 2015, we issued a press release announcing our quarterly financial results as of and for the fiscal year ending September 30, 2015. Our annual Form 10-K was filed with the SEC that same day. These financials and press release can be accessed on our website www.sireethanol.com (click on the Investor Relations tab). There is a link to the SEC filings, select “SIRE’s SEC forms are available for viewing on the SEC's website-View”. Our financial results are reported quarterly and annually. They contain our financial, operational, and statistical information. The press release was also sent to our newsletter email list which includes each SIRE member who has provided us with their email address.

Operations We produced 29.8 million gallons and shipped 30.0 million gallons of denatured ethanol during the fourth fiscal quarter of 2015. Through September, our rolling 12-month average yield was 2.86 gallons of denatured ethanol from every bushel of corn. We continue to concentrate on improving our ethanol yield. This quarter we completed our Enogen trial, and with the beginning of harvest we began to receive Enogen corn that was contracted for delivery to SIRE. This fall we also completed the signup for 2016 planting of Enogen.

Our employees continue to work on process improvements; additional training and specialized modules have been key factors in achieving these goals. We have a project underway to review and revise our standard operating procedures and then document re-training for all positions as appropriate. Our goal is to increase our effectiveness and to be confident that all processes are consistently performed the same way.

We have installed a trim screw which allows us to trim off distillers’ grains before it enters the dryer. This means we can continue to dry our distillers’ grains and produce “wet cake” simultaneously. With the number of feedlots in our area, there is a demand for “wet cake” while we still make dry for other markets. This past year, China and Asia were an important destination for our dried distillers’ grains.

We have located thirty additional tanker cars to lease. With the additional shipping capacity, we will have sufficient tanker cars to move three unit trains a month while selling some local, smaller units. As we look to increase our production volume, these options will be important.

Human Resources and Administration Presidential candidates continue to stream through Iowa, and most have visited Council Bluffs. We have had a plant representative at almost all the rallies/town halls/speeches. When we have an opportunity, we have asked each candidate to speak to their support of renewable fuels, ethanol, agriculture and the Renewable Fuels Standard 2 (as it is written now). We had training for our staff on how Iowa caucuses work. This was provided by several individuals from Growth Energy and Iowa Renewable Fuels. We hope you will also take the time to attend your caucus or vote in the primary of your state. Be sure to learn what political candidates’ positions are on the support of ethanol/renewable fuels/and the RFS2.

SIRE Newsletter – Volume IX Issue V
This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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For plant tours please contact Laura Schultz, Director of Human Resources or Whitney Radford, HR Assistant (712-352-5001 or 712-352-5009).

When you visit SIRE, PLEASE BE CAREFUL! We have extra traffic in the area. The IA Department of Transportation (IDOT) and Iowa Interstates Railroad (IAIS) have rail relocation and interstate redesign projects in progress (I-80 & I-29). This project is expected to last until 2024. Traffic patterns have been disrupted due to lane and entrance closures at I-29 and I-80.

For individuals interested in a career with SIRE, applications are always welcome and are taken online at www.SIREethanol.com. The online application can be found via the Employment tab. Check out the “Open Positions” tab for available jobs. We encourage individuals to apply at any time. Please contact Whitney Radford, HR Assistant or Laura Schultz, Director of Human Resources, if you have any questions about the application process or a particular position.

Markets If you would like to sell corn or purchase our byproducts (distillers’ grains and wet cake), please contact our Merchandising team directly at the following numbers: Kristan Barta, 712-352-5010 for corn, DDGS, and wet cake; Dustin Ploeger, 712-352-5015 and Channing Batz, 712-366-8478 for assistance with corn sales and distillers’ grain purchases. You may also contact them by calling our office (712-366-0392) and ask for a merchandiser. Remember to sign up for text or email messaging for the daily bid sheet and changes to delivery/pick-up hours. We now provide text messages specifically for Enogen deliveries. Kristan and Dustin have regular office hours at the plant if you need to stop in and see them. For corn oil sales, please contact Dan Wych, Plant Manager (712-352-5013).

If you want to view your SIRE accounts you can sign up for iView on our website. iView also has a smartphone app you can download for quick viewing of our hours, hour changes, and bids.

If you deliver to the plant, please watch for signs and follow the directions to make sure you are unloading in the proper pit, particularly on the days we are also unloading Enogen corn.

General Manager Notes

Everyone at SIRE sends their best holiday wishes to you and your families. Our 61 employees comprise a great team. This coming year we will work to define, clarify and share the “FACE of SIRE” - what exemplary customer service means, how it looks, how to continue to improve providing it to our customers, vendors and to each other. If you visit the plant, keep a lookout for our continued effort on this project.

The press release regarding our fiscal year 2015 results was emailed on December 2, 2015 and is also posted on our website. The release briefly summarizes the results for the fiscal year ending September 30, 2015. I have included a few comments on what impacted the plant and our accomplishments for the year.

We hope you will be able to join us for the Annual Meeting, February 12, 2016, 1:00 p.m. CST, at the Treynor Community Center. We will be presenting on the results for the past year and sharing our goals for FY 2016. If you are not able to join us, the presentations will be posted on our website on the Investor Relations tab. We will be presenting information on two major projects, an eighth fermenter and the installation of a de-gasser. We also will summarize our plans to amend our EPA Air permit and apply for an increase in production.

SIRE Newsletter – Volume IX Issue V
This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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Please see the invitation below to the Iowa Renewable Fuels Summit, January 19, 2016. Many of the presidential candidates have been invited to participate.

Remember to print your proxy and mail it in! Our goal is to get 50% of the Series A members represented, 4500 units!

Merry Christmas,

Brian Cahill, General Manager/CEO
Sign up to receive our newsletter by email on the SIRE website, www.sireethanol.com

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Questions? Please contact the Iowa Renewable Fuels
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SIRE Newsletter – Volume IX Issue V
This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.
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